LOAN AGREEMENT



                                       Between



                   CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY

                                         And

                            SAN DIEGO GAS & ELECTRIC COMPANY



                               Dated as of June 1, 1996




                                     Relating to

                                    $129,820,000
                  California Pollution Control Financing Authority
                     Pollution Control Refunding Revenue Bonds
                        (San Diego Gas & Electric Company)
                                   1996 Series A














                                   LOAN AGREEMENT

                                  TABLE OF CONTENTS

                                                                   Page

PARTIES                                                               1
PREAMBLES                                                             1




                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.              DEFINITION OF TERMS                         3
SECTION 1.2.              NUMBER AND GENDER                           3
SECTION 1.3.              ARTICLES, SECTIONS,ETC.                     3

                                    ARTICLE II

                                  REPRESENTATIONS

SECTION 2.1.              REPRESENTATIONS OF THE AUTHORITY             3
SECTION 2.2.              REPRESENTATIONS OF THE BORROWER              4

                                    ARTICLE III

                   ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

SECTION 3.1.              AGREEMENT TO ISSUE BONDS; APPLICATION
                          OF BOND PROCEEDS                             5
SECTION 3.2.              INVESTMENT OF MONEYS IN FUNDS                6
SECTION 3.3.              AMENDMENT OF DESCRIPTION OF THE
                          PROJECT                                      6

                                    ARTICLE IV

                        LOAN TO BORROWER; REPAYMENT PROVISIONS

SECTION 4.1.              LOAN TO BORROWER                             6
SECTION 4.2.              REPAYMENT AND PAYMENT OF OTHER
                          AMOUNTS PAYABLE                              6
SECTION 4.3.              UNCONDITIONAL OBLIGATION                     8
SECTION 4.4.              ASSIGNMENT OF AUTHORITY'S RIGHTS             8
SECTION 4.5.              AMOUNTS REMAINING IN FUNDS                   9

                                    ARTICLE V

                          SPECIAL COVENANTS AND AGREEMENTS

SECTION 5.1.              RIGHT OF ACCESS TO THE PROJECT               9
SECTION 5.2.              THE BORROWER'S MAINTENANCE OF ITS
                          EXISTENCE; ASSIGNMENTS                       9
SECTION 5.3.              RECORDS AND FINANCIAL STATEMENTS OF
                          BORROWER                                    11
SECTION 5.4.              MAINTENANCE AND REPAIR; TAXES;
                          UTILITY AND OTHER CHARGES; INSURANCE        11
SECTION 5.5.              QUALIFICATION IN CALIFORNIA                 12
SECTION 5.6.              TAX EXEMPT STATUS OF BONDS                  12
SECTION 5.7.              NOTICE AND CERTIFICATES TO TRUSTEE          13
SECTION 5.8.              CONTINUING DISCLOSURE                       14

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.              EVENTS OF DEFAULT                           14
SECTION 6.2.              REMEDIES ON DEFAULT                         15
SECTION 6.3.              AGREEMENT TO PAY ATTORNEYS' FEES AND
                          EXPENSES                                    17
SECTION 6.4.              NO REMEDY EXCLUSIVE                         17
SECTION 6.5.              NO ADDITIONAL WAIVER IMPLIED BY ONE
                          WAIVER                                      18

                                    ARTICLE VII

                                     PREPAYMENT

SECTION 7.1.              REDEMPTION OF BONDS WITH PREPAYMENT
                          MONEYS                                      18
SECTION 7.2.              OPTIONS TO PREPAY INSTALLMENTS              18
SECTION 7.3.              MANDATORY PREPAYMENT                        18
SECTION 7.4.              AMOUNT OF PREPAYMENT                        19
SECTION 7.5.              NOTICE OF PREPAYMENT                        19

                                    ARTICLE VIII

                  NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

SECTION 8.1.              NON-LIABILITY OF AUTHORITY                 20
SECTION 8.2.              EXPENSES                                    20
SECTION 8.3.              INDEMNIFICATION                             20

                                    ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1.              NOTICES                                     21
SECTION 9.2.              SEVERABILITY                                22
SECTION 9.3.              EXECUTION OF COUNTERPARTS                   22
SECTION 9.4.              AMENDMENTS, CHANGES AND MODIFICATIONS       22
SECTION 9.5.              GOVERNING LAW                               22
SECTION 9.6.              AUTHORIZED BORROWER REPRESENTATIVE          23
SECTION 9.7.              TERM OF THE AGREEMENT                       23
SECTION 9.8.              BINDING EFFECT                              23

TESTIMONIUM                                                           24

SIGNATURES AND SEALS                                                  24

EXHIBIT A   Description of the Project                               A-1


                               LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of June 1, 1996, by and between the CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY, a public instrumentality and political subdivision of the State of California (the "Authority"), and SAN DIEGO GAS & ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California (the "Borrower"),

                             W I T N E S S E T H

         WHEREAS, the Authority is a public instrumentality and political subdivision of the State of California, organized and existing under the California Pollution Control Financing Authority Act, being Division 27 of the California Health and Safety Code, as amended and supplemented (the "Act"); and

         WHEREAS, the Act authorizes the Authority to issue its revenue bonds for the purpose of paying all or any part of the costs of a "project" as defined in the Act and for the purpose of funding or refunding any such bonds; and

         WHEREAS, pursuant to the Act, the Authority previously has issued California Pollution Control Financing Authority Pollution Control Revenue Bonds (San Diego Gas & Electric Company), 1977 Series A, issued April 27, 1977, in the original aggregate principal amount of $9,575,000, of which $8,855,000 principal amount are now outstanding (the "1977A Bonds"), pursuant to an Indenture, dated as of April 1, 1977 (the "1977 Indenture"), between the Authority and First Trust of California, National Association, as successor trustee (the "Prior Trustee"), in order to provide financial assistance to the Borrower for the acquisition, construction and installation of certain air and water pollution control and sewage and solid waste disposal facilities (the "1977A Project") located at the Encina Project, South Bay Project, Silver Gate Project and Station "B" Project in San Diego County, California; and

         WHEREAS, pursuant to the Act, the Authority previously has issued California Pollution Control Financing Authority Pollution Control Revenue Bonds (San Diego Gas & Electric Company), 1979 Series A, issued March 21, 1979, in the original aggregate principal amount of $5,700,000, of which $5,480,000 principal amount are now outstanding (the "1979A Bonds"), pursuant to the 1977 Indenture, as supplemented by a First Supplemental Indenture of Trust, dated as of March 15, 1979, between the Authority and the Prior Trustee, in order to provide financial assistance to the Borrower for the acquisition, construction and installation of certain air and water pollution control and sewage and solid waste disposal facilities (the "1979A Project") located at the Encina Project, South Bay Project, Silver Gate Project and Station "B" Project in San Diego County, California; and

         WHEREAS, pursuant to the Act, the Authority previously has issued California Pollution Control Financing Authority Flexible Demand Pollution Control Revenue Bonds (San Diego Gas & Electric Company), 1984 Series A, issued May 8, 1984, in the original aggregate principal amount of $53,000,000, all of which are now outstanding (the "1984A Bonds"), pursuant to an Indenture of Trust, dated as of May 1, 1984, between the Authority and the Prior Trustee, in order to provide financial assistance to the Borrower for the acquisition, construction and installation of certain air and water pollution control and sewage and solid waste disposal facilities (the "1984A Project") located at the San Onofre Nuclear Generating Station; and

         WHEREAS, pursuant to the Act, the Authority previously has issued California Pollution Control Financing Authority Variable Rate Demand Pollution Control Revenue Bonds (San Diego Gas & Electric Company), 1984 Series B, issued December 19, 1984, in the original aggregate principal amount of $27,000,000, all of which are now outstanding (the "1984B Bonds"), pursuant to an Indenture of Trust, dated as of December 1, 1984, between the Authority and the Prior Trustee, in order to provide financial assistance to the Borrower for the acquisition, construction and installation of certain air and water pollution control and sewage and solid waste disposal facilities (the "1984B Project") located at the San Onofre Nuclear Generating Station; and

         WHEREAS, pursuant to the Act, the Authority previously has issued California Pollution Control Financing Authority Pollution Control Revenue Bonds (San Diego Gas & Electric Company), 1985 Series A, issued December 10, 1985, in the original aggregate principal amount of $35,000,000, all of which are now outstanding (the "1985A Bonds" and, together with the 1977A Bonds, the 1979A Bonds, the 1984A Bonds and the 1984B Bonds, the "Prior Bonds"), pursuant to an Indenture of Trust, dated as of December 1, 1985, between the Authority and the Prior Trustee in order to provide financial assistance to the Borrower for the acquisition, construction and installation of certain air and water pollution control and sewage and solid waste disposal facilities (the "1985A Project" and, together with the 1977A Project, the 1979A Project, the 1984A Project and the 1984B Project, the "Project") located at the San Onofre Nuclear Generating Station; and

         WHEREAS, the Borrower has duly requested that the Authority issue refunding bonds to refund the Prior Bonds; and

         WHEREAS, the Authority, after due investigation and deliberation has taken all necessary action approving such request and authorizing the issuance of its pollution control refunding revenue bonds as provided in the Indenture of Trust, dated as of June 1, 1996 (the "Indenture"), between the Authority and First Trust of California, National Association, as trustee (the "Trustee"), in an aggregate principal amount not to exceed $129,820,000 (the "Bonds"), in order to refund the Prior Bonds and refinance the Project;

         WHEREAS, the Authority and the Borrower desire to enter into this Agreement in order to specify the terms and conditions of the lending of the proceeds of the Bonds to the Borrower for the purpose of refunding the Prior Bonds and refinancing the Project, as well as the terms and conditions of the repayment by the Borrower of such loan and certain other matters;

         NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture, as originally executed or as it may from time to time be supplemented or amended as provided therein.

         SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

         SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                   ARTICLE II

                                REPRESENTATIONS

         SECTION 2.1. REPRESENTATIONS OF THE AUTHORITY. The Authority makes the following representations as the basis for its undertakings herein contained:

          (a) The Authority is a public instrumentality and political subdivision of the State of California. Under the provisions of the Act, the Authority has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action, the Authority has been duly authorized to execute, deliver and duly perform this Agreement and the Indenture.

          (b) To refinance the cost of the Project, the Authority will issue the Bonds, which will mature, bear interest and be subject to redemption as provided in the Indenture.

          (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the Authority's interest in this Agreement (except certain rights of the Authority to give approvals and consents and to receive payment for expenses and indemnification and certain other payments) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

          (d) The Authority has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

          (e) The Authority is not in default under any of the provisions of the laws of the State of California which default would affect its existence or its powers referred to in subsection (a) of this
Section 2.1.

          (f) The Authority has found and determined and hereby finds and determines that all requirements of the Act with respect to the issuance of the Bonds and the execution of this Agreement and the Indenture have been complied with and that refinancing the Project by issuing the Bonds, refunding or replacing the Prior Bonds and entering into this Agreement and the Indenture will be in furtherance of the purposes of the Act.

          (g) On May 22, 1996, the Authority conducted a public hearing with respect to the Bonds and the Project in accordance with the provisions of Section 147(f) of the Code and adopted its resolution approving the issuance and sale of the Bonds. The meeting of the Authority on such date was held in accordance with the applicable provisions of Article 9 of Chapter 1 of Division 3 of Title 2 of the California Government Code, as amended.

          (h) No member, officer or other official of the Authority has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

          SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

          (a) The Borrower is a corporation duly formed under the laws of the State of California, is in good standing in the State of California and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement and all other documents contemplated hereby to be executed by the Borrower.

          (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the terms, conditions or provisions of the Borrower's Articles of Incorporation or By-laws or of any corporate actions or of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

          (c) The Project consists and will consist of those facilities described in Exhibit A hereto, and the Borrower shall make no changes to such portion of the Project or to the operation thereof which would affect the qualification of the Project as a "project" under the Act or impair the Tax-Exempt status of interest on the Bonds. In particular, the Borrower shall comply with all requirements of the Tax Certificate, which is hereby incorporated by reference herein.

          (d) The Project consists of air and water pollution control and sewage and solid waste disposal facilities and the Borrower intends to utilize the Project as air and water pollution control and sewage and solid waste disposal facilities.

          (e) The Borrower has and will have an interest in the Project sufficient to carry out the purposes of this Agreement.

          (f) The economic useful life of the Project is as set forth in the Tax Certificate.

          (g) To the best knowledge of the Borrower, no member, officer or other official of the Authority has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

          (h) All certificates, approvals, permits and authorizations with respect to the construction of the Project of agencies of applicable local governments, the State of California and the federal government that are required on or before the date hereof have been obtained; and pursuant to such certificates, approvals, permits and authorizations the Project has been constructed and is in operation.


                                 ARTICLE III

                 ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

          SECTION 3.1. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to refinance the cost of the Project and refund the Prior Bonds, the Authority agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Bonds, bearing interest as provided and maturing on the date(s) set forth in the Indenture. The Authority will thereupon apply the proceeds received from the sale of the Bonds as provided in Section 3.02 of the Indenture.

          SECTION 3.2. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of an Authorized Borrower Representative, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon and any profit or loss realized therefrom shall, except as otherwise provided in the Indenture, be credited or charged to such fund.

          SECTION 3.3.  AMENDMENT OF DESCRIPTION OF THE PROJECT.   In
the event that the Borrower desires to amend or supplement the Project, and such amendment or supplement alters the purpose and description of the Project in Exhibit A hereto, and the Authority approves of such amendment or supplement, the Authority will enter into, and will instruct the Trustee to consent to, such amendment or supplement upon receipt of:

             (i) a certificate of an Authorized Borrower Representative describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Project as a facility that may be financed pursuant to the Act;

             (ii) a copy of the proposed form of amended or supplemented Exhibit A hereto; and

             (iii) an Opinion of Bond Counsel that such proposed changes will not adversely affect the Tax-Exempt status of interest on the Bonds.


                                 ARTICLE IV

                         LOAN TO BORROWER; REPAYMENT PROVISIONS

         SECTION 4.1. LOAN TO BORROWER. The Authority and the Borrower agree that the application of the proceeds of sale of the Bonds to refund and retire the Prior Bonds and the prior first mortgage bonds of the Borrower relating thereto will be deemed to be and treated for all purposes as a loan to the Borrower of an amount equal to the principal amount of the Bonds.

         SECTION 4.2.  REPAYMENT AND PAYMENT OF OTHER AMOUNTS PAYABLE.

          (a) The Borrower covenants and agrees to pay to the Trustee as a Repayment Installment on the loan to the Borrower pursuant to
Section 4.1 hereof, on each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount then payable as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture.

               Each payment required to be made pursuant to this Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, then payable on the Bonds; provided that any amount held by the Trustee in the Bond Fund on any due date for a Repayment Installment hereunder shall be credited against the installment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time the amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Repayment Installment hereunder.

          (b) The Borrower also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, (i) the annual fee of the Trustee for its ordinary services rendered as trustee, and its ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, the Registrar and the reasonable fees of any Paying Agent on the Bonds as provided in the Indenture, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due. The Borrower shall also pay the cost of printing any Bonds required to be furnished by the Authority.

          (c) The Borrower also agrees to pay (i) within 60 days after receipt of request for payment thereof, all expenses required to be paid by the Borrower under the terms of the bond purchase agreement (the "Bond Purchase Agreement") executed by it in connection with the sale of the Bonds, and all expenses of the Authority related to the financing of the Project which are not otherwise required to be paid by the Borrower under the terms of this Agreement; and (ii) all reasonable expenses of the Authority related to the Project which are not otherwise required to be paid by the Borrower under the terms of this Agreement; provided that the Authority shall have obtained the prior written approval of an Authorized Borrower Representative for any expenditures other than those provided for herein or in the Bond Purchase Agreement.

          (d) In the event the Borrower should fail to make any of the payments required by subsection (b) or (c) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. The Borrower agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of ten percent (10%) per annum.

          (e) Upon written request of the Trustee, the Borrower shall pay any Repayment Installment directly to the Paying Agent.

          SECTION 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Borrower to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Authority, and during the term of this Agreement, the Borrower shall pay absolutely net the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in
Article VII hereof, will not terminate this Agreement for any cause, including, without limitation, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of California or any political subdivision of either of these, or any failure of the Authority or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

          SECTION 4.4. ASSIGNMENT OF AUTHORITY'S RIGHTS. As security for the payment of the Bonds, the Authority will assign to the Trustee the Authority's rights, but not its obligations, under this Agreement, including the right to receive payments hereunder (except (i) the rights of the Authority to receive notices under this Agreement, (ii) the right of the Authority to receive certain payments, if any, with respect to fees, expenses and indemnification and certain other purposes under Sections 4.2(c), 4.2(d), 6.3, 8.2 and 8.3 hereof, and (iii) the right of the Authority to give approvals or consents pursuant to this Agreement) and the Authority hereby directs the Borrower to make the payments required hereunder (except such payments for fees, expenses and indemnification) directly to the Trustee. The Borrower hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Authority or the Trustee.

          SECTION 4.5. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees and expenses of the Authority in accordance with this Agreement, (iii) the fees, charges and expenses of the Trustee, the Registrar and Paying Agents in accordance with the Indenture and this Agreement and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund held by the Trustee under the Indenture shall be applied as provided in Section 5.06 of the Indenture.


                                ARTICLE V

                      SPECIAL COVENANTS AND AGREEMENTS

          SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. To the extent such access is within the control of the Borrower, the Borrower agrees that during the term of this Agreement the Authority, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to enter upon the site of the Project to examine and inspect such Project; provided, however, that this right is subject to federal and State of California laws and regulations applicable to such site. The rights of access hereby reserved to the Authority and the Trustee may be exercised only after such agent shall have executed release of liability (which release shall not limit any of the Borrower's obligations hereunder) and secrecy agreements if requested by the Borrower in the form then currently used by the Borrower, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Authority or the Trustee to any information or inspection involving the confidential know-how of the Borrower.

          SECTION 5.2. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS. (a) To the extent permitted by law and its Articles of Incorporation, the Borrower agrees that during the term of this Agreement it will maintain its existence as a corporation, will continue to maintain its status as a corporation in good standing in the State and will not dissolve or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more other persons to consolidate or merge into it; provided, however, that if the Borrower has obtained the prior written consent of the Authority, the Borrower may combine, consolidate with, or merge into another person legally existing under the laws of one of the states of the United States, or permit one or more other persons to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entity and thereafter dissolve. The consent of the Authority shall be given within thirty (30) days after written evidence acceptable to the Authority is provided by the Borrower to demonstrate that (i) the surviving, resulting or transferee person, as the case may be, (A) assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder, (B) qualifies to do business in the State of California and (C) has a net worth (as determined in accordance with generally accepted accounting principles) immediately after such consolidation, merger, sale or transfer equal to at least ninety-five percent (95%) of the net worth of the Borrower at the end of the fiscal quarter immediately preceding the effective date of such consolidation, merger, sale or transfer; and (ii) the ratings on the Bonds, as determined by at least one Rating Agency, shall remain at the same rating level, or a higher rating level, as the ratings on the Bonds immediately prior to the effective date of such consolidation, merger, sale or transfer. If the Authority does not act within thirty (30) days after such written evidence is received, such consent shall be deemed to have been given.

          Within ten (10) Business Days after the consummation of the consolidation, merger, sale or other transaction, the Borrower shall provide the Authority with counterpart copies of the consolidation, merger or sale instruments, or other documents constituting the transaction, including (X) copies of the instruments of assumption referred to in (i)(A) above and (Y) evidence of qualification as referred to in (i)(B) above. The Borrower shall also at such time provide the Authority with an Opinion of Counsel satisfactory to the Authority that all of the provisions of this Section 5.2(a) have been complied with. At least thirty (30) days but not more than ninety
(90) days prior to any transaction described above, the Borrower shall provide the Authority with drafts of the documents of assumption, with copies of pro forma financial statements showing expected compliance with the requirements of (i)(C) above. The Borrower agrees to provide such other information as the Authority may reasonably request in order to assure compliance with this Section 5.2(a).

          Notwithstanding any other provisions of this Section 5.2(a), the Borrower need not comply with any of the provisions of Section 5.2(a) above if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Bonds will be defeased as provided in Article X of the Indenture.

          (b) The rights and obligations of the Borrower under this Agreement may be assigned by the Borrower to any person in whole or in part, subject, however, to each of the following conditions:

              (i) No assignment (other than pursuant to subsection (a) of this Section 5.2) shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) of this Section 5.2, the Borrower shall continue to remain primarily liable for the payments specified in
Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

              (ii) Any assignment from the Borrower shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Borrower shall assume in writing the obligations of the Borrower hereunder to the extent of the interest assigned.

              (iii) The Borrower shall give the Authority thirty (30) days' prior written notice of any assignment (other than pursuant to subsection (a) of this Section 5.2) and shall, within thirty (30) days after delivery of any assignment, furnish or cause to be furnished to the Authority and the Trustee a true and complete copy of each such assignment, together with an instrument of assumption and an Opinion of Counsel satisfactory to the Authority that the provisions of this
Section 5.2(b) have been complied with.

          SECTION 5.3. RECORDS AND FINANCIAL STATEMENTS OF BORROWER. The Borrower shall, within one hundred twenty (120) days after the close of each fiscal year, submit to the Authority and to the Trustee audited financial statements with respect to the Borrower for such fiscal year.
 The Trustee shall be permitted at all reasonable times during the term of this Agreement to examine the books and records of the Borrower with respect to the Project, subject to the limitations expressed in Section 5.1.

          SECTION 5.4. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES; INSURANCE. The Borrower agrees to maintain, to the extent permitted by applicable law and regulation, the Project, or cause the Project to be so maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

          The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against the Project which, if not paid, will become a charge on the receipts from the Project prior to or on a parity with the charge thereon and the pledge or assignment thereof to be created therefrom or under this Agreement, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Borrower may, at the Borrower's expense and in the Borrower's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

          The Borrower agrees that it will keep, or cause to be kept (i) the Project insured against such risks and in such amounts as similar types of facilities are usually insured by companies similarly situated (which may include self-insurance), and (ii) insurance against all direct or contingent loss or liability for personal injury, death or property damage occasioned by the operation of the Project, which insurance may be a part of the policy or policies of insurance customarily maintained by the Borrower in connection with its general property and liability insurance upon all of the plants and properties operated by it (including such deductibles as may be provided in said policies).

          SECTION 5.5. QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of California.

          SECTION 5.6. TAX EXEMPT STATUS OF BONDS. (a) It is the intention of the parties hereto that interest on the Bonds shall be and remain Tax-Exempt and to that end, the covenants and agreements of the Authority and the Borrower in this Section and in the Tax Certificate are for the benefit of the Trustee and each and every person who at any time will be a holder of the Bonds. Without limiting the generality of the foregoing, the Borrower and the Authority agree that there shall be paid from time to time all amounts required to be rebated to the United States pursuant to Section 148(f) of the Code and any temporary, proposed or final Treasury Regulations as may be applicable to the Bonds from time to time. This covenant shall survive payment in full or defeasance of the Bonds. The Borrower specifically covenants to pay or cause to be paid for and on behalf of the Authority to the United States at the times and in the amounts determined under Section 6.06 of the Indenture the Rebate Requirement as described in the Tax Certificate.

          (b) The Authority covenants and agrees that it has not taken and will not take any action which results in interest to be paid on the Bonds being Tax-Exempt to the holders of the Bonds, and the Borrower covenants and agrees that it has not taken or permitted to be taken and will not take or permit to be taken any action which will cause the interest on the Bonds not to be Tax-Exempt to the holders thereof; provided that neither the Borrower nor the Authority shall have violated these covenants if interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code; and provided further that none of the covenants and agreements herein contained shall require either the Borrower or the Authority to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds. The Borrower acknowledges having read Section 6.06 of the Indenture and agrees to perform all duties imposed on it by such Section, by this Section and by the Tax Certificate. Insofar as Section 6.06 of the Indenture and the Tax Certificate impose duties and responsibilities on the Authority or the Borrower, they are specifically incorporated herein by reference.

          (c)  Notwithstanding any provision of this Section 5.6 or
Section 6.06 of the Indenture, if the Borrower shall provide to the Authority and the Trustee an Opinion of Bond Counsel to the effect that any specified action required under this Section 5.6 and Section 6.06 of the Indenture is no longer required or that some further or different action is required to maintain the Tax-Exempt status of interest on the Bonds, the Borrower, the Trustee and the Authority may conclusively rely on such opinion in complying with the requirements of this Section, and the covenants hereunder shall be deemed to be modified to that extent.

          SECTION 5.7.  NOTICE AND CERTIFICATES TO TRUSTEE.  The
Borrower hereby agrees to provide the Trustee with the following:

               (a) On or before the fifth business day following June 30 and December 31 (commencing December 31, 1996) of each year in which any of the Bonds are outstanding a certificate of an officer of the Borrower that all payments required under this Agreement have been made, or explaining why not;

               (b) Within one hundred twenty (120) days of the end of the fiscal year of the Borrower, (i) a certificate of an officer of the Borrower to the effect that all payments have been made under this Agreement and that, to the best of such officer's knowledge, there exists no event of default or potential default
(which exists or which has previously occurred) and (ii) the audited annual report of the Borrower;

               (c) Upon knowledge of an Event of Default under this Agreement or the Indenture, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default; and

               (d) On or before January 1 and July 1 of each year during which any of the Bonds are outstanding, a written disclosure of any significant change known to the Borrower that occurs which would adversely impact the Trustee's ability to perform its duties under the Indenture, or of any conflicts which may result because of other business dealings between the Trustee and the Borrower.

          SECTION 5.8. CONTINUING DISCLOSURE. The Borrower hereby covenants and agrees to comply with the continuing disclosure requirements for the Bonds as promulgated under Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, and to comply with the terms of the Continuing Disclosure Agreement. Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the requirements of the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder or under the Indenture; however, the holders or beneficial owners of the Bonds may enforce the Continuing Disclosure Agreement to the extent provided therein.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default pursuant to this Agreement:

               (a) failure by the Borrower to pay any amounts required to be paid under Section 4.2(a) or 4.2(d) hereof at the times required to avoid causing an Event of Default pursuant to the Indenture; or

               (b) failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of thirty (30) days after written notice, which notice shall specify such failure and request that it be remedied, given to the Borrower by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Authority and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

               (c)  an Act of Bankruptcy of the Borrower.

The provisions of subsection (b) of this Section are subject to the limitation that the Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of California or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a) or (c) of this Section.

          SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and shall continue, the following remedies may be pursued:

               (a) The Trustee may, and upon the written request of the holders of not less than 25% in aggregate principal amount of Bonds then outstanding, shall, by notice in writing delivered to the Borrower with copies of such notice being sent to the Authority, declare the unpaid balance of the loan payable under
Section 4.2(a) of this Agreement and the interest accrued thereon to be immediately due and payable and such principal and interest shall thereupon become and be immediately due and payable. Upon any such acceleration, the Bonds shall be subject to mandatory redemption as provided in Section 4.01(b)(3) of the Indenture.

               (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower.

               (c) The Authority or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement. Nothing in Section 4.4 of this Agreement shall be deemed to limit the rights of the Authority under this Section 6.2(c); provided that, the Authority will not exercise any remedies, with respect to any of the Authority's rights assigned to the Trustee pursuant to Section 4.4 of this Agreement unless, in the Authority's reasonable judgment and after written request to the Trustee, the Trustee has failed to enforce such rights.

          The provisions of clause (a) of the preceding paragraph, however, are subject to the condition that if, at any time after the loan shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient (together with any amounts held in the Bond Fund) to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the Authority and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

          In case the Trustee or the Authority shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then, and in every such case, the Borrower, the Trustee and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Authority shall continue as though no such action had been taken (provided, however, that any settlement of such proceedings duly entered into by the Authority, the Trustee or the Borrower shall not be disturbed by reason of this provision).

          The Borrower covenants that, in case an Event of Default shall occur with respect to the payment of any Repayment Installment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section.

          In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

          In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

          SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the Authority or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Authority or the Trustee.

          SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

          SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the Authority or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                    ARTICLE VII

                                     PREPAYMENT

          SECTION 7.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Authority under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Borrower to effect redemption of the Bonds in accordance with Article IV of the Indenture on the date specified for such redemption pursuant to Section 7.5 hereof.

          SECTION 7.2. OPTIONS TO PREPAY INSTALLMENTS. The Borrower shall have the option to prepay the amounts payable under Section 4.2 hereof with respect to the Bonds, in whole or in part, by paying to the Trustee, for deposit in the Bond Fund, the amount set forth in Section
7.4 hereof, under the circumstances set forth in Section 4.01(a) of the Indenture; provided, however, that if any event specified in Section 4.01(a)(A) through (D) of the Indenture gives rise to the Borrower's exercise of its option to prepay such amounts payable hereunder, the amount of such loan payment prepaid shall not exceed the original cost of the portion of the Project affected by such event.

          SECTION 7.3. MANDATORY PREPAYMENT. (a) The Borrower shall have and hereby accepts the obligation to prepay Repayment Installments with respect to the Bonds to the extent mandatory redemption of the Bonds is required pursuant to Section 4.01(b) of the Indenture. The Borrower shall satisfy its obligation hereunder by prepaying such Repayment Installments within one hundred eighty (180) days after the occurrence of any event set forth in paragraphs (1) or (2) of said
Section 4.01(b) giving rise to such required prepayment, and immediately upon the occurrence of any event set forth in paragraph (3) thereof giving rise to such required prepayment. The amount payable by the Borrower in the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 and shall be deposited in the Bond Fund.

          SECTION 7.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder with respect to the Bonds pursuant to Section 7.2 or 7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, required pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Authority, the Trustee, the Registrar and any Paying Agent accrued and to accrue through final payment of the Bonds, and (3) all other liabilities of the Borrower accrued and to accrue under this Agreement.

          In the case of partial prepayment of the Repayment Installments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Bonds.

          SECTION 7.5. NOTICE OF PREPAYMENT. The Borrower shall give forty-five (45) days' prior written notice to the Authority and the Trustee (or such lesser time as may be acceptable to the Trustee), with a copy to the Authority, specifying the date upon which any prepayment pursuant to this Article VII will be made. If, in the case of a mandatory prepayment pursuant to Section 7.3 hereof, the Borrower fails to give such notice of a prepayment required by this Section 7.5, such notice may be given by the Authority or by any holder or holders of ten percent (10%) or more in aggregate principal amount of the Bonds Outstanding, and shall be given by the Trustee, but solely at the times and under the circumstances provided in Section 4.01(b) of the Indenture. The Authority and the Trustee, at the request of the Borrower or any such Bondholder or Bondholders, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that the Authority shall not be required to make payment of any money required for such redemption) to effect redemption of all or part of the then outstanding Bonds, as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.

          Notwithstanding anything to the contrary in this Agreement, each notice contemplated in this Section 7.5 that is given with respect to an optional prepayment pursuant to Section 7.2 hereof may state that it is subject to and conditional upon receipt by the Trustee on or prior to the proposed prepayment date of amounts sufficient to effect such prepayment and, if a notice so states, such notice shall be of no force and effect and the prepayment need not be made and the Repayment Installments will not become due and payable on the proposed prepayment date unless such amounts are so received on or prior to the proposed prepayment date.


                                  ARTICLE VIII

             NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

          SECTION 8.1. NON-LIABILITY OF AUTHORITY. The Authority shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, or to discharge any other financial liability in connection herewith, except from Revenues. The Borrower hereby acknowledges that the Authority's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement (excluding payments pursuant to Section 4.2(b), 4.2(c), 4.2(d), 5.6, 6.3, 8.2 and 8.3 of this Agreement), together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Authority or any third party.

          SECTION 8.2. EXPENSES. The Borrower covenants and agrees to pay within fifteen (15) days after billing therefor and to indemnify the Authority and the Trustee against all costs and charges, including fees and disbursements of attorneys, accountants, consultants and other experts incurred, in good faith in connection with this Agreement, the Bonds or the Indenture.

          SECTION 8.3. INDEMNIFICATION. The Borrower releases the Authority and the Trustee from, and covenants and agrees that neither the Authority nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify, defend and hold harmless the Authority and the Trustee and their members, directors, officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance of any Bonds or any certifications, covenants or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds, the Indenture and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture or this Agreement; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the Authority or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The indemnity required by this Section shall be only to the extent that any loss sustained by the Authority or the Trustee exceeds the net proceeds the Authority or the Trustee receives from any insurance carried with respect to the loss sustained.
 The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Authority and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds or resignation or removal of the Trustee.


                                   ARTICLE IX

                                 MISCELLANEOUS

        SECTION 9.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by first class mail, postage prepaid, addressed to the Authority, the Borrower or the Trustee, as the case may be, as follows:

To the Authority:   California Pollution Control Financing
                     Authority
                    915 Capitol Mall, Suite 446
                    Sacramento, California 95814
                    Attention:  Executive Director

To the Borrower:    San Diego Gas & Electric Company
                    101 Ash Street
                    P.O. Box 1831
                    San Diego, CA  92112
                    Attention:  Treasurer

To the Trustee:     First Trust of California,
                     National Association
                    550 South Hope Street
                    Los Angeles, CA  90071
                    Attention:  Corporate Trust


A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

          SECTION 9.2.  SEVERABILITY.  If any provision of this
Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

          SECTION 9.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

          SECTION 9.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee. Notice of any such amendment to this Agreement or the Indenture shall be promptly delivered to each Rating Agency then maintaining a rating on the Bonds.

          SECTION 9.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of California. This Agreement shall also be enforceable in California and any action arising out of this Agreement shall be filed and maintained in the Sacramento County Superior Court, Sacramento, California; provided that the Authority may waive the requirement of venue. The parties agree that the terms and conditions of this Agreement supersede those of all previous agreements between the parties other than the documents referred to in this Agreement, and that this Agreement, together with the documents referred to in this Agreement, contains the entire agreement between the parties hereto.

          SECTION 9.6. AUTHORIZED BORROWER REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Authority or the Trustee is required to take some action at the request of the Borrower, such approval or such request shall be given on behalf of the Borrower by an Authorized Borrower Representative, and the Authority and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

          SECTION 9.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds are outstanding or the Trustee holds any moneys under the Indenture, whichever is later; provided, however, that the rights of the Trustee and the Authority under Sections 8.2 and
8.3 hereof shall survive the termination of this Agreement, the retirement of the Bonds and the removal or resignation of the Trustee. All representations and certifications by the Borrower as to all matters affecting the Tax-Exempt status of the Bonds shall survive the termination of this Agreement.

          SECTION 9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower, the Trustee and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.



          IN WITNESS WHEREOF, the California Pollution Control Financing Authority has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and San Diego Gas & Electric Company has caused this Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officers, all as of the date first above written.

                                   CALIFORNIA POLLUTION CONTROL
                                   FINANCING AUTHORITY
                                   By Matt Fong, Chairman



                                   By____________________________
                                              Deputy

[SEAL]

Attest:



By____________________________
       Executive Director

                                  SAN DIEGO GAS & ELECTRIC COMPANY



                                  By_______________________________
[SEAL]                                  Senior Vice President,
                                       Chief Financial Officer
                                             and Treasurer

Attest:



By_____________________________
       Assistant Secretary